Exhibit 99.1

United Online Reports Third Quarter 2014 Results

  Revenues Met Guidance and Adjusted OIBDA Exceeded Guidance
  Delivered Free Cash Flow in Quarter of $7.9 Million

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--November 4, 2014--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer services and products over the Internet, today reported financial results for its third quarter ended September 30, 2014.

Third Quarter 2014 Consolidated Financial Highlights

United Online reported consolidated revenues of $52.9 million, compared to $56.2 million in the third quarter of 2013, a decrease of 6%. Consolidated revenues exceeded the mid-point of the guidance range.

Consolidated adjusted OIBDA was $10.2 million, an increase of 2% from the third quarter of 2013 and was above the guidance range.

Consolidated operating income of $1.3 million met guidance, and compared to the operating loss of $48.1 million in the third quarter of 2013, which included a $52.8 million non-cash impairment charge.

The company remained debt free, and had cash and cash equivalents of $76.3 million, or $5.38 per diluted share at September 30, 2014, compared to $70.4 million at June 30, 2014.

Business Highlights

Business highlights include:

  Communications segment revenues were $25.3 million, compared to $24.4 million in the third quarter of 2013, driven by growth in mobile broadband. This marks the fourth consecutive quarter of year-over-year revenue growth for the Communications segment.
  NetZero expects this month to launch a value-priced wireless phone product and service that includes voice, text and data. Also this month, it expects to expand its NetZero Mobile Broadband service across Sprint’s 4G LTE Spark nationwide footprint.
  Classmates, StayFriends and MyPoints continued to build their mobile presence. Classmates posted growth in daily unique visitors, new registrations and member interactions and launched several new features, such as “bucket list.” StayFriends launched the first iteration of its new mobile optimized experience and has seen a significant lift in member page views. MyPoints launched a new mobile app that provides the features and usability sought by its members.

Management Commentary

“United Online continued to deliver solid financial and operational results in the third quarter,” said Francis Lobo, President and Chief Executive Officer. “We continued to optimize our existing businesses through new products and new product enhancements, while advancing our strategic focus on value-based communications and e-commerce. Through these actions, we are transforming United Online into an innovative growth company, and we are committed to enhancing shareholder value.”

Business Outlook

For the full year 2014, the company expects revenues within a range of $215.0 to $218.0 million, adjusted OIBDA within a range of $32.0 to $35.0 million and operating loss within a range of $6.0 to $3.0 million.

The table below reconciles the company’s guidance for operating loss, a GAAP measure, to adjusted OIBDA.

(in millions)	Full Year 2014 Guidance
Revenues	$215.0 - $218.0
Operating Loss	($6.0) – ($3.0)
Depreciation	$13.3
Amortization of intangible assets	$6.5
Stock-based compensation	$8.7
Restructuring, transaction-related and litigation or dispute settlement costs	$9.5
Adjusted OIBDA(1)	$32.0 - $35.0

Conference Call Information

Francis Lobo, President and Chief Executive Officer, and Edward Zinser, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, November 4, 2014. To access the call, participants should dial (877) 407-0789 or (201) 689-8562 for participants outside of the U.S. and Canada. The passcode is 13593148. Alternatively, a live webcast of the conference call will be accessible within the Investors section of the company’s website at www.unitedonline.com.

A replay of the broadcast will be available for at least seven days following the call on the company’s website, or by dialing (877) 870-5176 (or (858) 384-5517 outside of the U.S. and Canada) and using the replay passcode, 13593148.

UNITED ONLINE, INC. Unaudited Condensed Consolidated Statements of Operations (in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$52,862	$56,239	$162,831	$170,970

Operating expenses:
Cost of revenues(a)	16,950	16,974	53,397	55,321
Sales and marketing(a)	11,078	13,038	39,044	42,535
Technology and development(a)	6,527	7,777	21,365	24,753
General and administrative(a)	14,878	12,162	49,233	42,161
Amortization of intangible assets	1,560	1,361	4,324	4,062
Contingent consideration - fair value adjustment	-	-	-	(5,124)
Restructuring and other exit costs	533	276	3,120	2,503
Impairment of goodwill, intangible assets and long-lived assets	-	52,762	-	52,762
Total operating expenses	51,526	104,350	170,483	218,973

Operating income (loss)	1,336	(48,111)	(7,652)	(48,003)

Interest income	102	88	293	160
Other income (expense), net	257	(64)	325	247

Income (loss) before income taxes	1,695	(48,087)	(7,034)	(47,596)
Provision for (benefit from) income taxes	1,548	1,924	5,456	(500)
Income (loss) from continuing operations	$147	$(50,011)	$(12,490)	$(47,096)
Income from discontinued operations, net of income tax	59	275	59	14,124
Net income (loss) attributable to common stockholders	$206	$(49,736)	$(12,431)	$(32,972)
Income allocated to participating securities	(12)	(379)	-	(1,015)
Net income (loss) attributable to common stockholders	$194	$(50,115)	$(12,431)	$(33,987)

Basic net income (loss) per common share:
Continuing operations	$0.01	$(3.80)	$(0.89)	$(3.65)
Discontinued operations	-	0.02	0.01	1.07
Basic net income (loss) per common share	$0.01	$(3.78)	$(0.88)	$(2.58)
Shares used to calculate basic net income (loss) per common share	14,178	13,252	14,069	13,178
Diluted net income (loss) per common share:
Continuing operations	$0.01	$(3.80)	$(0.89)	$(3.65)
Discontinued operations	-	0.02	0.01	1.07
Diluted net income (loss) per common share	$0.01	$(3.78)	$(0.88)	$(2.58)
Shares used to calculate diluted net income (loss) per common share	14,180	13,252	14,069	13,178

Shares outstanding at end of period	14,180	13,274	14,180	13,274

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$73	$32	$161	$104
Sales and marketing	145	175	444	559
Technology and development	310	356	899	1,056
General and administrative	1,523	1,551	5,449	4,639
Total stock-based compensation	$2,051	$2,114	$6,953	$6,358

UNITED ONLINE, INC. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	September 30, 2014	December 31, 2013

ASSETS
Cash and cash equivalents	$76,347	$68,314
Accounts receivable, net	12,569	19,145
Inventories	3,500	7,537
Deferred tax assets, net	1,975	2,033
Property and equipment, net	22,809	21,749
Goodwill and intangible assets, net	73,864	78,335
Other assets	10,130	11,189
Total assets	$201,194	$208,302

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$12,123	$12,641
Accrued liabilities	31,650	25,420
Member redemption liability	18,873	20,927
Deferred revenue	36,255	39,913
Deferred tax liabilities, net	3,131	2,277
Other liabilities	5,528	6,102
Total liabilities	107,560	107,280

Stockholders' equity	93,634	101,022

Total liabilities and stockholders' equity	$201,194	$208,302

UNITED ONLINE, INC. Unaudited Condensed Consolidated Statements of Cash Flows (in thousands)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,431)	$(32,972)
Less: Income from discontinued operations, net of tax	59	14,124
Loss from continuing operations	(12,490)	(47,096)

Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	15,096	18,082
Stock-based compensation	6,953	6,358
Provision for doubtful accounts receivable	(43)	336
Contingent consideration - fair value adjustment	-	(5,124)
Impairment of goodwill, intangible assets and long-lived assets	-	52,762
Deferred taxes, net	801	(8,273)
Tax benefits (shortfalls) from equity awards	(2)	454
Excess tax benefits from equity awards	(56)	(213)
Other, net	733	225
Change in operating assets and liabilities (excluding the effects of acquisitions and discontinued operations):
Accounts receivable, net	6,498	3,045
Inventories, net	3,012	293
Other assets	644	1,837
Accounts payable and accrued liabilities	5,901	4,428
Member redemption liability	(2,055)	(1,579)
Deferred revenue	(2,551)	(3,687)
Other liabilities	(2,210)	-
Net cash provided by operating activities from continuing operations	20,231	21,848

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,942)	(7,771)
Purchases of rights, content and intellectual property	(756)	(919)
Purchases of investments	(44)	(83)
Proceeds from sales of investments	126	87
Proceeds from sales of assets, net	30	-
Net cash used for investing activities from continuing operations	(9,586)	(8,686)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	-	2,709
Proceeds from employee stock purchase plans	826	1,699
Repurchases of common stock	(2,380)	(3,357)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	-	(28,773)
Excess tax benefits from equity awards	56	213
Cash paid for contingent consideration	-	(3,437)
Net cash used for financing activities from continuing operations	(1,498)	(30,946)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,173)	(573)

Net cash provided by (used for) discontinued operations:
Operating activities	59	17,924
Investing activities	-	(6,408)
Financing activities	-	(28,816)
Effect of a change in cash and cash equivalents of discontinued operations	-	39,000
Net cash provided by discontinued operations	59	21,700

Change in cash and cash equivalents	8,033	3,343
Cash and cash equivalents, beginning of period	68,314	69,097
Cash and cash equivalents, end of period	$76,347	$72,440

UNITED ONLINE, INC. Unaudited Reconciliation of Operating Income (Loss) to Adjusted OIBDA(1) (in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating income (loss)	$1,336	$(48,111)	$(7,652)	$(48,003)
Depreciation	3,103	3,276	9,917	11,162
Amortization of intangible assets	1,855	1,613	5,179	6,920
Operating income (loss) before depreciation and amortization	6,294	(43,222)	7,444	(29,921)
Stock-based compensation	2,051	2,114	6,953	6,358
Restructuring and other exit costs	533	276	3,120	2,503
Litigation or dispute settlement charges	1,355	(2,838)	6,089	(2,538)
Transaction-related costs	15	942	15	(3,901)
Impairment of goodwill, intangible assets and long-lived assets	-	52,762	-	52,762
Adjusted OIBDA	$10,248	$10,034	$23,621	$25,263

Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(2) (in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$11,038	$7,879	$20,231	$21,848
Adjustments:
Capital expenditures	(3,800)	(2,045)	(8,942)	(7,771)
Excess tax benefits from equity awards	-	-	56	213
Cash paid for restructuring and other exit costs	675	496	2,944	2,101
Cash paid for litigation or dispute settlement charges	-	313	976	990
Cash paid for transaction-related costs	-	82	575	672
Free cash flow	$7,913	$6,725	$15,840	$18,053

UNITED ONLINE, INC. Unaudited Segment Information (in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Content & Media
Revenues:
Services	$18,690	$20,501	$57,282	$62,256
Products	703	838	2,051	2,492
Advertising and other	8,396	10,894	26,915	33,230
Total revenues	27,789	32,233	86,248	97,978

Operating expenses:
Cost of revenues	6,643	8,570	21,968	29,628
Sales and marketing	8,142	9,729	28,791	31,275
Technology and development	4,122	5,268	13,755	17,451
General and administrative	5,373	2,100	19,659	12,756
Amortization of intangible assets	1,560	1,361	4,324	4,062
Contingent consideration - fair value adjustment	-	-	-	(5,124)
Restructuring and other exit costs	370	276	1,827	2,503
Impairment of goodwill, intangible assets and long-lived assets	-	52,762	-	52,762
Total operating expenses	26,210	80,066	90,324	145,313

Operating income (loss)	1,579	(47,833)	(4,076)	(47,335)

Depreciation	2,240	2,386	7,368	8,283
Amortization of intangible assets	1,855	1,613	5,179	6,920
Segment income (loss) from operations	5,674	(43,834)	8,471	(32,132)
Stock-based compensation	386	554	1,439	1,858
Restructuring and other exit costs	370	276	1,827	2,503
Litigation or dispute settlement charges	1,325	(2,838)	5,679	(2,538)
Transaction-related costs	-	-	-	(5,108)
Impairment of goodwill, intangible assets and long-lived assets	-	52,762	-	52,762
Segment adjusted OIBDA	$7,755	$6,920	$17,416	$17,345

Communications
Revenues:
Products	$17,097	$16,706	$51,874	$51,861
Services	1,397	778	4,838	2,730
Advertising	6,801	6,870	20,452	19,338
Total revenues	25,295	24,354	77,164	73,929

Operating expenses:
Cost of revenues	10,318	8,419	31,463	25,741
Sales and marketing	3,147	3,642	10,900	12,149
Technology and development	2,405	2,509	7,610	7,302
General and administrative	2,791	2,467	7,906	8,346
Restructuring and other exit costs	92	-	271	-
Total operating expenses	18,753	17,037	58,150	53,538

Operating income	6,542	7,317	19,014	20,391

Depreciation	767	801	2,248	2,645
Segment income from operations	7,309	8,118	21,262	23,036
Stock-based compensation	525	486	1,483	1,437
Restructuring and other exit costs	92	-	271	-
Segment adjusted OIBDA	$7,926	$8,604	$23,016	$24,473

Total segment adjusted OIBDA	$15,681	$15,524	$40,432	$41,818

Reconciliation of segment revenues to consolidated revenues:
Content & Media	$27,789	$32,233	$86,248	$97,978
Communications	25,295	24,354	77,164	73,929
Corporate	-	-	100	-
Intersegment eliminations	(222)	(348)	(681)	(937)
Consolidated revenues	$52,862	$56,239	$162,831	$170,970

Reconciliation of segment operating expenses to consolidated operating expenses:
Content & Media	$26,210	$80,066	$90,324	$145,313
Communications	18,753	17,037	58,150	53,538
Unallocated corporate expenses	6,785	7,595	22,690	21,059
Intersegment eliminations	(222)	(348)	(681)	(937)
Consolidated operating expenses	$51,526	$104,350	$170,483	$218,973

Reconciliation of segment income (loss) from operations to consolidated operating income (loss):
Content & Media	$5,674	$(43,834)	$8,471	$(32,132)
Communications	7,309	8,118	21,262	23,036
Total segment income (loss) from operations	12,983	(35,716)	29,733	(9,096)
Corporate revenues	-	-	100	-
Depreciation	(3,103)	(3,276)	(9,917)	(11,162)
Amortization of intangible assets	(1,855)	(1,613)	(5,179)	(6,920)
Unallocated corporate expenses, excluding depreciation	(6,689)	(7,506)	(22,389)	(20,825)
Consolidated operating income (loss)	$1,336	$(48,111)	$(7,652)	$(48,003)

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
Content & Media adjusted OIBDA	$7,755	$6,920	$17,416	$17,345
Communications adjusted OIBDA	7,926	8,604	23,016	24,473
Total segment adjusted OIBDA	15,681	15,524	40,432	41,818
Unallocated corporate expenses	(5,433)	(5,490)	(16,811)	(16,555)
Consolidated adjusted OIBDA	$10,248	$10,034	$23,621	$25,263

UNITED ONLINE, INC. Unaudited Selected Quarterly Historical Key Metrics(a)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Consolidated:
Revenues (in thousands)	$52,862	$54,600	$55,369	$62,644	$56,239

Content & Media:
Segment revenues (in thousands)	$27,789	$28,616	$29,843	$35,869	$32,233
% of consolidated revenues	53%	52%	54%	57%	57%

Pay accounts(3) (in thousands)	2,485	2,519	2,574	2,632	2,690
Segment churn(5)	2.8%	3.0%	3.2%	3.0%	2.9%
ARPU(4)	$2.49	$2.49	$2.49	$2.54	$2.52
Segment active accounts(3) (in millions)	9.5	9.8	10.8	10.3	10.3
Currency exchange rate: EUR to USD	1.33	1.37	1.37	1.36	1.33

Communications:
Segment revenues (in thousands)	$25,295	$26,195	$25,674	$26,929	$24,354
% of consolidated revenues	48%	48%	46%	43%	43%

Pay accounts (in thousands):
Internet access	314	328	343	346	360
Other	193	197	202	207	213
Total Communications pay accounts	507	525	545	553	573

Segment churn	2.8%	3.0%	3.1%	2.7%	2.7%
ARPU	$10.91	$10.72	$10.42	$9.74	$9.41
Segment active accounts (in millions)	1.1	1.1	1.1	1.2	1.2

(a)	More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

Non-GAAP Measures and Key Metrics

In evaluating the company’s performance, management uses adjusted OIBDA, calculated both on a consolidated and segment basis, and free cash flow measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses that would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs—Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains—These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs—The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures and Key Metrics

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying tables. In addition, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the company’s financial results for the foreseeable future.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income (loss) from operations before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income (loss) from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay dividends, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(3) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free NetZero Mobile Broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber because one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes customers who previously purchased pre-paid mobile broadband service and have been inactive for 90 days or less, as well as a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international online nostalgia websites (excluding schoolFeed, the Names Database and Yearbook app) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days.

(4) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(5) Our average monthly churn rate for a period is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts, and we do not include customers who previously purchased pre-paid mobile broadband service and have been inactive for 90 days or less. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

About United Online®

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer services and products over the Internet, where the company’s brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. United Online’s Content & Media segment provides social networking products and services (Classmates and StayFriends) and a loyalty marketing service (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including NetZero Mobile Broadband (NetZero Wireless).

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effect of competition; the company’s inability to maintain or increase its advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features, or the success of new business models; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members; problems associated with the company’s operations, systems or technologies; the company’s inability to enforce or defend its ownership and use of intellectual property; changes in marketing conditions and laws; changes in stock-based compensation due to future equity issuances or other reasons; the company’s inability to retain key customers, vendors and personnel; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. The company undertakes no obligation to update these forward-looking statements to reflect the impact of events or circumstances arising after the date hereof, unless required by law.

CONTACT:
Investors:
Addo Communications
Laura Bainbridge / Kimberly Orlando
(310) 829-5400
investors@untd.com